EXHIBIT 99.3

         CERTIFICATION PURSUANT TO EXCHANGE ACT RULES 13a-14 AND 15d-14,
                     AS ADOPTED PURSUANT TO SECTION 302 (a)
                        OF THE SARBANES-OXLEY ACT OF 2002



     I, Michael L. Hirschey state and attest that:

     (1) I am the President of OneSource Technologies, Inc. (the "issuer").

     (2) Accompanying this certification is the Form 10-KSB/A for the annual period ended December 31, 2002, a periodic report (the "periodic report") filed by the issuer with the Securities Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains financial statements.

     (3) I hereby certify, pursuant to Exchange Act Rules 13a-14 and 15d-14, as adopted pursuant to Section 302 (a) of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

          a) I have reviewed the report;

          b) based on my knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report;

          c) based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the report;

     (4) I and the other certifying officer:

          a. are responsible for establishing and maintaining "disclosure controls and procedures" (a newly-defined term reflecting the concept of controls and procedures related to disclosure embodied in Section 302(a)(4) of the Act) for the issuer;

          b. have designed such disclosure controls and procedures to ensure that material information is made known to them, particularly during the period in which the periodic report is being prepared;

          c. have evaluated the effectiveness of the issuer's disclosure controls and procedures as of a date within 90 days prior to the filing date of the report;

          d. and have presented in the report their conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date;

     (5) I and the other certifying officer have disclosed to the issuer's auditors and to the audit committee of the board of directors:

          a. all significant deficiencies in the design or operation of internal controls (a pre-existing term relating to internal controls regarding financial reporting) which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls;

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          b. and any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

     6) I and the other certifying officer have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


/s/ Michael L. Hirschey
-----------------------
Michael L. Hirschey
Date:  May 14, 2003